Exhibit 5.1

DLA Piper LLP (US) 4365 Executive Drive, Suite 1100 San Diego, California 92121-2133 www.dlapiper.com T 858.677.1400 F 858.677.1401

September 26, 2025

Quantum-Si Incorporated
29 Business Park Drive
Branford, CT 06405

Ladies and Gentlemen:

We have acted as counsel to Quantum-Si Incorporated, a Delaware corporation (the “Company”), in connection with the filing of the Registration Statement on Form S-3 filed on September 26, 2025 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s:

(i)	Class A common stock, $0.0001 par value per share (the “Class A Common Stock”);

(ii)	preferred stock, $0.0001 par value per share (the “Preferred Stock”);

(iii)	senior debt securities (the “Senior Debt Securities”);

(iv)	subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”);

(v)	warrants to purchase Class A Common Stock, Preferred Stock, and/or Debt Securities (the “Warrants”);

(vi)	rights to purchase Class A Common Stock, Preferred Stock or Debt Securities (the “Rights”); and

(vii)	units comprised of one or more Debt Securities, shares of Class A Common Stock, shares of Preferred Stock, Rights or Warrants in any combination (the “Units”);

(collectively, the Class A Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights and the Units are referred to herein as the “Securities”); all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate offering price not to exceed $300,000,000.

We also have acted as counsel to the Company in connection with its sale, through Leerink Partners LLC as the sales agent (the “Sales Agent”), from time to time of shares of Class A Common Stock (the “Sales Agreement Shares”) having an aggregate offering price of up to $100,000,000 pursuant to the Registration Statement and the related prospectus for the sale of the Sales Agreement Shares also included in the Registration Statement (the “Sales Agreement Prospectus”), and that certain Sales Agreement dated as of September 26, 2025 between the Sales Agent and the Company (the “Sales Agreement”).

We have been advised by the Company, and for purposes of this opinion, we have assumed, that:

1.
The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s Board of Directors (the “Board”), or in an amendment to the Second Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), to be approved by the Board and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

2.
The Senior Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement;

3.
The Subordinated Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be named in such indenture, a form of which indenture has been filed as an exhibit to the Registration Statement;

4.	The particular terms of any Debt Securities will be set forth in a supplement to the Base Prospectus;

5.
Warrants will be issued pursuant to a warrant agreement to be entered into between the Company and a financial institution as warrant agent (the “Warrant Agreement”). The Warrant Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Warrants will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

6.
Rights will be issued pursuant to a rights agreement to be entered into between the Company and a financial institution as rights agent (the “Rights Agreement”). The Rights Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Rights will be set forth in a supplement to the prospectus forming a part of the Registration Statement;

7.
Units will be issued pursuant to a unit agreement to be entered into between the Company and a financial institution as unit agent (the “Unit Agreement”). The Unit Agreement will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective, and the particular terms of any series of Units will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

8.
The Sales Agreement Shares will be duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and will have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Sales Agreement. The Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware and upon the issuance of any of the Sales Agreement Shares, the total number of shares of Class A Common Stock issued and outstanding will not exceed the total number of shares of Class A Common Stock that the Company is then authorized to issue under the Certificate of Incorporation.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (vi) other than as to the offering of the Sales Agent Shares described in the Sales Agent Prospectus, a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all Securities, when applicable; (x) the certificates representing the Securities will be duly executed and delivered; (xi) if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Certificate of Incorporation or the Certificate of Incorporation grants to the Board the power to confer such voting or inspection rights and the Board will have conferred such rights; and (xii) any indenture governing the Debt Securities, Warrant Agreement, Rights Agreement or Unit Agreement will be governed by the laws of the State of New York. We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the State of New York.

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. In providing this opinion, we have relied, without independent investigation, as to certain matters on information obtained from public officials and officers of the Company.

Based upon such examination and subject to the assumptions, qualifications and limitations contained herein, we are of the following opinion:

1.
The Class A Common Stock (other than the Sales Agreement Shares) will be validly issued, fully paid and nonassessable, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Class A Common Stock in exchange for consideration that the Board or such committee determines as adequate and in excess of the par value of such Class A Common Stock (“Class A Common Stock Authorizing Resolutions”), and (ii) the Company has received the consideration provided for in the applicable Class A Common Stock Authorizing Resolutions.

2.
The Preferred Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Preferred Stock in exchange for consideration that the Board or such committee determines as adequate and in excess of the par value of such Preferred Stock (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been duly established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Board, or an amendment to the Certificate of Incorporation approved by the Board and stockholders, has been filed with the State of Delaware, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Certificate of Incorporation and Amended and Restated Bylaws, and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

3.
The Debt Securities will constitute valid and legally binding obligations of the Company, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Debt Securities in exchange for consideration that the Board or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), (ii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable indenture, the Certificate of Incorporation and Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

4.
The Warrants will constitute valid and legally binding obligations of the Company, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Warrants in exchange for consideration that the Board or such committee determines as adequate (“Warrant Authorizing Resolutions”), which include the terms upon which the Warrants are to be issued, their form and content and the consideration for which shares are to be issued upon exercise of the Warrants, (ii) the Warrant Agreement relating to the Warrants has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Warrants have been duly established in conformity with the Warrant Agreement, (iv) the Warrant Agreement and the offer, issuance and sale of the Warrants do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Warrant Authorizing Resolutions and the Warrant Agreement, and (vi) the Company has received the consideration provided for in the applicable Warrant Authorizing Resolutions.

5.
The Rights will constitute valid and legally binding obligations of the Company, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Rights in exchange for consideration that the Board or such committee determines as adequate (“Rights Authorizing Resolutions”), which include the terms upon which the Rights are to be issued, their form and content and the consideration for which the Rights are to be issued, (ii) the Rights Agreement and any certificates relating to the Rights have been duly authorized, executed and delivered and are enforceable in accordance with their terms, (iii) the terms of the offer, issuance and sale of such Rights have been duly established in conformity with the Rights Agreement and any rights certificates, (iv) the Rights Agreement and any rights certificates and the offer, issuance and sale of the Rights do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Rights have been duly executed and countersigned in accordance with the Rights Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Rights Authorizing Resolutions and the Rights Agreement, and (vi) the Company has received the consideration provided for in the applicable Rights Authorizing Resolutions.

6.
The Units will constitute valid and legally binding obligations of the Company, assuming that (i) the Board or an authorized committee thereof will have specifically authorized the issuance of such Units in exchange for consideration that the Board or such committee determines as adequate (“Unit Authorizing Resolutions”), which include the terms upon which the Units are to be issued, their form and content and the consideration for which the Units are to be issued, (ii) the Unit Agreement relating to the Units has been duly authorized, executed and delivered and is enforceable in accordance with its terms, (iii) the terms of the offer, issuance and sale of such Units have been duly established in conformity with the Unit Agreement, (iv) the Unit Agreement and the offer, issuance and sale of the Units do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (v) such Units have been duly executed and countersigned in accordance with the Unit Agreement and offered, issued and sold as contemplated in the Registration Statement, the applicable Unit Authorizing Resolutions and the Unit Agreement, and (vi) the Company has received the consideration provided for in the applicable Unit Authorizing Resolutions.

7.
The Sales Agreement Shares, when issued and paid for in accordance with the Sales Agreement and as contemplated in the Registration Statement and the Sales Agreement Prospectus, will be validly issued, fully paid and nonassessable.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (ii) the validity or enforceability of any provisions contained in Warrant Agreements, Rights Agreements or Unit Agreements that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

With respect to our opinion as to the Sales Agreement Shares to be issued after the date hereof, we express no opinion to the extent that, notwithstanding its current reservation of shares of Class A Common Stock, future issuances of securities of the Company and/or anti-dilution adjustments to outstanding securities of the Company cause outstanding securities to be exercisable or convertible for more shares of Class A Common Stock than the number that remain authorized but unissued.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the caption “Legal Matters” in each of the Base Prospectus and Sales Agreement Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Sales Agreement, the Sales Agreement Prospectus, the Securities or the Registration Statement.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)